Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 397-8589 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST ANNOUNCES PUBLIC OFFERING OF 30 MILLION SHARES OF COMMON STOCK

BIRMINGHAM, Ala., January 7, 2015 – Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) announced today that it has commenced an offering to sell 30 million shares of its common stock in an underwritten public offering. The Company intends to grant the underwriters in the offering a 30-day option to purchase up to an additional 4.5 million shares of its common stock.

The Company intends to use the net proceeds from the offering to repay borrowings made under its revolving credit facility to finance a portion of the previously announced acquisition of Median Kliniken S.à r.l. and related financing and sale-leaseback transactions (the “Median Transactions”). The offering is not conditioned upon the successful completion of the Median Transactions.

BofA Merrill Lynch, J.P. Morgan and Deutsche Bank Securities will act as joint book running managers for the offering. The offering will be made under the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”). When available, a copy of the preliminary prospectus supplement, final prospectus supplement and the prospectus relating to the offering may be obtained from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department or by e-mail at dg.prospectus_requests@baml.com, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 1-866-803-9204 or from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, by calling (800) 503-4611 or by e-mail at prospectus.cpdg@db.com or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s lease model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation, the Company’s ability to consummate this offering and the use of the proceeds therefrom; the satisfaction of all conditions to, and the timely closing (if at all) of, the Median Transactions; changes in foreign currency exchange rates; the capacity of the Company’s tenants to meet the terms of their agreements; U.S. (both national and local) and European (in particular Germany and the U.K.) economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “A Warning About Forward Looking Statements” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other SEC filings and “Risk Factors” sections contained in the prospectus. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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